Exhibit 10.2

ADDENDUM TO
STOCK PLEDGE AGREEMENT

ADDENDUM, dated August 18, 2008, by and between POSITRON CORPORATION, a publicly-owned Texas corporation (the “Pledgor”) and IMAGIN MOLECULAR CORPORATION, a publicly-owned Delaware corporation (the “Secured Party”)(collectively, the “Parties”).

W I T N E S S E T H

WHEREAS, the Parties entered into a Stock Pledge Agreement on April 10, 2008 (the “Agreement”) to provide that One Hundred Million (100,000,000) shares of Pledgor’s common stock, par value $0.01 per share (the “Pledged Securities”) secure the Pledgor’s obligations under a Promissory Note in the original, principal amount of One Million Three Hundred Sixty Four Thousand Dollars ($1,364,000) (the “Note”).

WHEREAS, the Parties desire to amend the Agreement in order that the Pledged Securities secure an additional Promissory Note in the original, principal amount of Eight Hundred Thirty-Five Thousand Dollars ($835,000)(“Note 2”)

IT IS AGREED THAT, the Note, as that term is in the Agreement, is hereby amended and deemed to include Note 2, and that the Secured Party shall have all rights and privileges related to Note 2 as to the Note as contained in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

IMAGIN MOLECULAR CORPORATION

By:
COREY S. CONN,
CHIEF FINANCIAL OFFICER

POSITRON CORPORATION

By:
PATRICK G. ROONEY,
CHAIRMAN